Exhibit 10.16

BiondVax Pharrnaceuticals Ltd.

December 29, 2005

Dear Prof. Ruth Arnon,

Re: Employment with BiondVax Pharmaceuticals Ltd (the “Company”)

Reference is made to the letter agreement between the Company and you, dated February 7, 2005 ("Agreement"), pursuant to which you serve as a consultant of the Company and the chairman of the Company's Scientific Advisory Board.

For the sake of good order we wish to set forth in this letter our agreement to amend the terms of the Agreement, effective as of December 1, 2005 (the "Effective Date"), as follows:

1.	Commencing as of the Effective Date you shall provide the services mentioned in the Agreement as a part-time employee (reflecting a 5% of a full time job position) of the Company. For avoidance of doubt, the scope of the services you provide the Company pursuant to the Agreement do not change, but your status changes from a sub-contractor to employee of the Company
2.	In consideration for your employment with the Company, the Company shall pay you an aggregate monthly gross salary of US$ 1,800 (the "Salary"). The Company shall deduct from the Salary all national insurance fees, health insurance fees, income tax and any other amounts required by law. The Salary shall be paid instead of the monthly retainer you were entitled to receive pursuant to the terms of the Agreement, prior to its amendments hereunder.
3.	All other terms of the Agreement shall remain unchanged.

For the sake of good order, kindly confirm your agreement to the above changes to the terms of the Agreement by signing in the signature place below.

Your signature below shall also be deemed as your confirmation that: (i) prior to the Effective Date there were no employer-employee relations between you and the Company; (ii) you obtained the approval of the President of the Weizmann Institute to become a part-time employee of the Company and no additional approval is required from your side in order to execute the amendments to the Agreement as set forth above.

On behalf of the Company we want to take this opportunity to thank you for you productive assistance, involvement and contribution to the Company and its success and wish for continuance fruitful collaboration between the Company and you.

Sincerely yours,

/s/ Ron Babecoff
BiondVax Pharmaceuticals Ltd.

AGREED AND ACCEPTED

Name:	Prof. Ruth Arnon

Signature:	/s/ Ruth Arnon

Date:	3.1.06

15/3/2005

Yeda Research and Development Company Ltd.

The Weizmann Institute of Science

Dear Sirs,

Re: BiondVax Pharmaceuticals Ltd. — Prof. Ruth Arnon

Reference is made to an Appointment Letter dated 7 February 2005, a copy of which is attached hereto (the "Appointment Letter") by which BiondVax Pharmaceuticals Ltd. (the "Company") appointed Prof. Ruth Arnon as the Head of its Scientific Advisory Board. The Appointment Letter provides, subject to its terms, that the Prof. Arnon shall be entitled to options to purchase shares in the Company upon the occurrence of certain events ("Options").

We hereby undertake that the Options will not be allocated to Prof. Arnon or to anyone on her behalf until such time as when the President of the Weizmann institute (the "President") will reach a final decision regarding the internal allocation of the Options between Prof. Arnon and Yeda and further provided that if Company does not receive from the President a written notice of such decision by October 1, 2005 it will not make any allotment of the Option to Prof. Arnon or to anyone on her behalf for as long as Prof. Arnon is affiliated with the Weizmann Institute of Science.

Very truly yours,

BiondVax Pharmaceuticals Ltd.

/s/ Ron Babecoff

Acknowledged:

Yeda Research and Development Company Ltd.

By:	/s/ Isaac Shariv
Name:	Dr. Isaac Shariv
Title:	C.E.O

/s/ Haim Garty
Prof. Haim Garty
Chairman

The Weizmann Institute of Science

By:	GAD KOBER
Name:	/s/ GAD KOBER
Title:	VICE PRESIDENT *****
******

/s/ Haim Garty
Prof. Haim Garty
Vice President for Technology Transfer

/s/ Ruth Arnon
Prof. Ruth Arnon

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February 7, 2005

Dear Prof. Ruth Arnon,

Re; Appointment to Scientific Advisory Board (“SAB”)_of BiondVax Pharmaceuticals Ltd. (the “Company”)

It is with great pleasure that we take this opportunity to confirm your appointment as the Head of the Company’s SAB, reporting directly to the Company's General Manager/CEO. This letter is to set forth and confirm our understandings and the terms under which you have agreed to join the SAB.

Appointment

The Company has appointed you and you have agreed to join the Company's SAB. As part of such appointment, you hereby expressly agree to contribute your knowledge, skills, background, education, professional standing and stature in furthering the Company's objectives as shall be required. from time to time, including;

-	Devising and implementing overall Company Scientific strategy;

-	Advising on scientific issues relating to the Company;

-	Assisting in the development of key contacts with scientists and senior position holders in the pharmaceutical sphere;

-	Assisting in the development of the Company’s overall growth, familiarity and stature within the industry;

The SAB shall meet from time to time to discuss those and other objectives at which your attendance at such meetings is essential and you agree to make best efforts to attend such meetings in person or, if not possible, by teleconference. We are aware of your other engagements, including vis-a-vis the Weizmann Institute of Science, and we are confident that your undertaking and the amount of resources end time required under this letter shall not interfere with your other engagements.

Confidentiality

Confidentiality and protective provisions relating to safeguarding the Company's intellectual property shall apply as is common for a position of a Head of the SAB, commencing on the date on which the License Agreement dated July 31st, 2003 has been signed, and in accordance with Appendix A attached hereto,

Compensation

In consideration for your appointment, the Company is pleased to grant you the following arrangement -

1.	Monetary Compensation: As a monetary compensation for your activity as a SAB member you will be entitled to receive the following:

	(i)	A SAB meeting in Israel or full day consultation: 'US$ 1,400 plus VAT per full day of SAB meeting and a proportion of that amount for a partial dry (based on an eight hours far a full day);

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	(ii)	A SAB meeting abroad or full session consultation; US$ 2,400 plus VAT per full SAB session bearing in mind that travel and other considerations are likely to lengthen the session for a few days, In case travel time will exceed 48 hours., additional compensation will be provided at a rate of $1,000 plus VAT par each 24 hours.

In additional to the above, we anticipate that we will require consultation services from you, not necessarily as a head of SAB but rather than by virtue of your knowledge in the immunology field, Such services shall be provided from time to time on an as needed basis. Your compensation for such services shall be a monthly retainer of $1,800. commencing as of 1.2.2005 and further provided that the investment as defined below has been made is the Company.

All out of pocket expenses, including travel and accommodation expenses, telephones, faxes etc. will be reimbursed by the Company in accordance with the Company's policy, against the presentation of invoices, provided that all flights will be in business class, and hotels that are reasonably accepted to you. All payments will be subject to VAT, as customary.

2.

Equity: In addition to the above, we confirm that we will issue to your benefit, an option to purchase 56,000 (assuming a 1:1,000 stock split effected prior to the Investment, as such term is defined below) of the Company's Ordinary Shares (par value NIS 0,0000001 each) under the Company’s Option Plan as amended (the "Option Plan"), and any ancillary document to be executed by you at the Company's reasonable request (the "Options"). The Options are exercisable at the par value price of each share, and at an aggregate exercise price equal to the aggregate par value thereof for all the option package, 33,600 of the Options are fully vested, and the remainder, i.e. 22,400 Options, shall vest over two years, on a quarterly basis (in equal portions per quarter), commencing on the, date hereof, Provided that none of the Options shall be exercisable before the date of the Investment (as defined below).

We are seeking additional sources of funding, and highly appreciate the substantial role you took as the Principal Investigator end in assisting us to file an application for a grant from the NIH for a sum of $2,968425 (two million nine hundred and sixty eight thousand four hundred and twenty five US Dollars) (the “NIH Grant”). As discussed, you agree to contribute your worldwide reputation as a scientist in the immunology area, and allow us to name you as the principal investigator within the NIH Grant application and any revision, continuation or supplement thereof, Of course, prior to such submission we will provide the NIH grant application to your review, but other than that you shall not be required to draft it in any other way. Subject to and as soon as practical following the Bond's approval of an incentive stock option plan for its employees, consultants and directors and in accordance with the terms thereof, the Company shall issue to your benefit, in such case that we are awarded an NIH Grant of at least $1,500,000, an additional option (the "Additional Option"), fully vested, to purchase 55,000 (assuming a 1:1,000 stock split effected prior to the investment) of the Company's Ordinary Shares (par value NIS 0.0000001 each) of the Company's stock under the Company's Option Plan, at an exercise price equal to the par value share and an aggregate exercise equal to the aggregate per value thereof for all the additional option package (the "Additional Options"), Should the amount granted fall below $1,500,000, but no less than $1,000,000, then the number of Additional options will be 34,000 (assuming a 1:1,000 stock split elected prior to the Investment) of the Company's Ordinary Shares (par value NIS 0,0000001 each), subject to the terms above, Should the amount granted fall below $1,000,000, then the number of Additional options will be 23,000 (assuming a 1:1,000 stock split effected prior to the Investment) of the Company's Ordinary Shares (par value NIS 0.0000001. etch), subject to the terms above.

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The Company undertakes that the Options and the Additional Options shall be granted to a trustee (and none of the options shall be granted to you directly, including options that are fully vested upon issuance), in accordance with the provisions of Section 102 to the Income Tax Ordinance, under the capital gains route, no later than December 31, 2005, if so permitted by law and pursuant to this letter agreement. Any tax liability relating to the Options and the Additional Options (except for stamp tax), including, without limitation the qualification of the Options as 102 options under the Israeli Tax Ordinance -1963, the grant, exercise or sale of shares issued upon exercise thereof, shall be borne by you. In all cases we will make our best efforts so the Options and Additional Options are granted under the capital gains route and Section 102, as stated above, subject to law.

The Options and the Additional Options shall not terminate by virtue of alteration or termination of your engagement with the Company for whatever reason. The Options and the Additional Options shall be granted under the provisions of the Option plan, subject to the terms of this letter.

Upon issuance of any shares underlying the Options or the Additional Options, you will sign a proxy, in a form reasonably agreed by you, granting all voting power you shall be entitled to, to a person designated by the Company's Board of Directors who shall vote said shares in accordance with the prorate, distribution of votes so cast, on any given matter. The proxy shall not limit in any way your right as a shareholder to receive information (including and not limited to shareholders resolutions in writing and invitations to shareholders meetings) from the Company.

As you are aware, we have been intensively engaging in negotiations an investment in the Company over the last months (the 'Investment"), The number of the Options and the Additional Options are based on the anticipated cap table of the Company after the Investment a copy of which was provided to your counsel.

Once again, on behalf of the Company we want to take this time to thank you for your crucial assistance, involvement and contribution, We look forward to working with you.

Sincerely yours,

/s/ Ron Babecoff
BiondVex Pharmaceuticals Ltd.

AGREED AND ACCEPTED:

Name: Prof, Ruth Arnon
Signature: Ruth Arnon
Date: 7.2.05

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APPENDIX A

This Undertaking (the “Undertaking”) is executed as of the ___ day of February 2005, by Prof. Ruth Arnon, residing at [________], [________] (the "Undersigned").

WHEREAS the Undersigned will provide services as Head of the Scientific Advisory Board of BiondVax Pharmaceuticals Ltd, and other affiliated entities and subsidiaries of the Company (in this undertaking the “Company”) in accordance with the Letter of Appointment of an even date herewith to which this Undertaking is attached (the "Services");

NOW, THEREFORE, in connection with the Services, the Undersigned undertakes as follows:

1.	The Undersigned shall perform the Services to the extent reasonably permitted by her professional obligations in the Weizmann Institute of Science and shall not devote more than one day per week in order to provide said Services.

2.	The Undersigned further acknowledges and agrees that she will have access to confidential and proprietary information of the Company, including without limitation, patents, copyrights, trade secrets, processes, data and know-how, improvements, inventions, techniques, products technologies, research, technical or financial information of the Company, whether oral or in writing (collectively, the "Proprietary Information"). Proprietary Information shall not include any information or knowledge which: (a) in the possession of the Undersigned prior to the date hereof (b) Is or subsequently becomes part of the public domain through no fault of the Undersigned; (c) was developed by the undersigned independently without use of the Confidential information; (d) is received by the undersigned from a third party who is not under a confidential obligation with respect to such information; or (e) is required by law to be disclosed, provided however that the Undersigned has provided prompt written notice thereof. The Undersigned shall comply with any applicable protective order or equivalent issued pursuant thereto.

3.	The Undersigned shall not disclose any Proprietary Information (as defined) obtained by the Undersigned while providing the Services to the Company, to any person or entity, without the prior written consent of the Company.

4.	Subject to section 6 below, The Undersigned agrees that all Proprietary information shall be the Company's sole property and shall be returned by the Undersigned to the Company upon termination of the Undersigned's services or at any other time at the request of the Company.

5.

Disclosure of All Inventions; The Undersigned undertakes that during term of her engagement by the Company and for a period of twelve (12) months thereafter, the Undersigned promptly disclose to the Company, or any persons designated by it, all information, improvements, inventions, formulas, processes, techniques,know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by the undersigned, either alone or jointly with others, as a direct result of the performance of the Services to the Company, including for the sake of clarity in the fulfillment of her responsibilities as the Head of the company's Scientific Advisory Board, (all such information, improvements, inventions, formulas, processes, techniques, know-how, and data are hereinafter referred to as the “Inventions”).

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6.

Rights in Company Inventions: It is acknowledged. and accepted that any inventions, variations, improvements or ideas made or developed by the Undersigned in the performance of the Consulting Services for the Company during the term of the Undersigned's affiliation with the Weizmann Institute (the "New information") shall vest exclusively with Yeda Research and Development Company Ltd; end shall be deemed, for all intents and purposes, to be Licensed Information within the meaning of such term in the License Agreement between the Company and Yeda. Dated 31.7. 2003 (the "License Agreement") and shall be governed by the terms and conditions of the License Agreement and all amendments thereto subject to such consequential amendments to the said License Agreement as may be required such that the New Information shall also be deemed to be License Information as defined under the License Agreement.

7.

The provisions of this Undertaking shall survive the termination of the Undersigned's services or engagement by the Company. This Undertaking shall be governed by and construed in accordance with the laws of the State of Israel (excluding conflicts of law principles).

Signature:	/s/ Ruth Arnon
Name:	Prof. Ruth Arnon

/s/ Ron Babecoff
BiondVax Pharmaceuticals Ltd.
Name:	Row Babecoff
Tittle:	CEO & President
Date:	2/2/05

Confirmation

We, the undersigned, Yeda Research and Development Company Ltd. confirm that we have read the above Undertaking and that it is acceptable to us. However, we are not a party to the above Undertaking and do not accept any responsibility for or guarantee performance thereof by Prof. Ruth Arnon.

Notwithstanding the a foregoing, in the event that any 'New Information (as defined in the above Undertaking) is made, developed, or discovered as provided in clause 6 of the above Undertaking we agree that the License granted to the Company by Yeda under the License Agreement shall apply to any use of such New Information subject to Such consequential amendments to the said License Agreement as may be required such that the New Information shall also be deemed to be Licensed Information as defined under the License Agreement and all amendments thereto.

Issac Shariv	Prof. Haim Garty
/s/ Issac Shariv	/s/ Haim Garty
C.E.O	Chairman

Yeda Research and Development Company Limited